Exhibit 4.2

ASE Test Limited 2004 Share Option Plan

Section 1.   Purpose. The purposes of the ASE Test Limited 2004 Share Option Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining directors of the Company and exceptional executives and other employees of, and advisors and consultants to, the Company and its Affiliates, (ii) motivating such persons by means of performance-related incentives to achieve longer-range performance goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company.

Section 2.   Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) any entity controlling or under common control with the Company, in any case as determined by the Committee.

“Award” shall mean any award of Options granted pursuant to this Plan.

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan.

“Company” shall mean ASE Test Limited, together with any successor thereto.

“Director” shall mean an individual who serves as a member of the Board.

“Employee” shall mean (i) any employee of the Company or of any Affiliate or (ii) any advisor or consultant to the Company or any Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.

“Option” shall mean a right to subscribe for shares from the Company that is granted under Section 6 of the Plan.

“Option Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Participant” shall mean any Director or Employee, and any individual who has agreed to accept employment by, or to provide services to, the Company or any Affiliate, who has been selected by the Committee to receive an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this ASE Test Limited 2004 Share Option Plan.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” shall mean ordinary shares, par value U.S. $0.25 per share, of the Company or such other securities of the Company as may be designated by the Committee from time to time.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.   Administration.

(a)   Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by an Award; (iii) determine the terms and conditions of any Award (including Substitute Awards); (iv) determine whether, to what extent and under what circumstances Awards may be settled in (or exercised for) cash, other securities or other property, or cancelled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (v) determine whether, to what extent and under what circumstances cash, Shares, other securities, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)   Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Director or Employee.

Section 4.   Shares Available for Awards.

(a)   Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,500,000 plus any Shares remaining available for grants of awards under the ASE Test Limited 2000 Share Option Plan on the Effective Date of the Plan.

(b)   Forfeited, Settled, Terminated or Cancelled Awards. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is cancelled without the issue of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted. For purposes of this subsection, awards granted under the ASE Test Limited 2000 Share Option Plan shall be treated as Awards.

(c)   Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, subdivision, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to subscribe for or acquire Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that, no adjustment to the grant or exercise price of an award shall be made which would result in an exercise or grant price less than the par value of a Share. Upon any adjustment required to be made pursuant to this subsection, the Company shall notify the Participant (or his duly appointed personal representatives where applicable) in writing and deliver to him (or his duly appointed personal representatives where applicable) a statement setting forth the exercise or grant price thereafter in effect and the nominal value, class and/or number of Shares thereafter to be issued on the exercise of the Option. Any adjustment shall take effect upon such written notification being given.

     (d)   Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist of authorized and issued Shares. The Company shall keep available sufficient unissued Shares available for issuance to satisfy the full exercise of all Options which at any time are capable of being exercised.

     (e)   Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

     Section 5.   Eligibility. Any Director or Employee, and any individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate, shall be eligible to be designated a Participant. Holders of options granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

     Section 6.   Share Options.

     (a)   Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Directors or Employees to whom Options shall be granted, the number of Shares to be covered by each Option and the conditions and limitations applicable to the exercise of the Option.

     (b)   Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted which in any event shall not be less than the par value of a Share.

     (c)   Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of United States federal or state securities laws, as it may deem necessary or advisable.

     (d)   Payment. No Shares shall be issued pursuant to any exercise of an Option until payment in full of the exercise price for the Shares in respect of which the Option is being exercised is received by the Company or provision for such payment has been made. Such payment shall be made in cash only.

     Section 7.   Termination or Suspension of Employment. The following provisions shall apply in the event of the Participant’s termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a)   Termination of Employment. If the Participant’s employment with the Company or its Affiliates is terminated for any reason other than death or permanent and total disability, the Participant’s right to exercise any Option shall terminate, and such Option shall expire on the date of such termination of employment.

     (b)   Death or Disability. If the Participant’s employment with the Company or its Affiliates is terminated by reason of death or permanent and total disability, the Participant’s successor, in the case of the Participant’s death, or otherwise the Participant shall have the right to exercise any Option following such termination of employment to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such Option be exercisable later than the expiration date for the Option set forth in the Option Agreement.

     (c)   Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide (A) that an Option granted to a Participant may terminate following a termination of employment at a date earlier than that set forth above, (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant’s employment and (C) that an Option may become immediately exercisable, in each case when it finds that any of the foregoing would be in the best interests of the Company.

     Section 8.   Amendment and Termination.

     (a)   Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any applicable listing requirements, or with any tax or regulatory requirement or other applicable law or regulation, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction.

     (b)   Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c)   Cancellation. Any provision of this Plan or any Option Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.

     Section 9.   General Provisions.

     (a)   Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, in whole or in part, except by will or the laws of descent and distribution.

     (b)   No Rights to Awards. No Director, Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Directors, Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (c)   Share Certificates. All Shares or other securities of the Company or any Affiliate issued under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable law, including without limitation any United States Federal or state law, and the Committee may cause a legend or legends to be put on any such certificates relative to such Shares or other securities to make appropriate reference to such restrictions.

     (d)   Delegation. Subject to the terms of the Plan and any applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants other than Directors.

     (e)   Taxes and Withholding. All taxes (including income tax) arising from the exercise of any Option granted to any Participant under the Plan shall be borne by that Participant. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (f)   Option Agreements. Each Award hereunder shall be evidenced by an Option Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements which may, but need not, provide for the grant of Options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan or any Award and Options granted thereunder. The terms of employment of a Participant shall not be affected by his participation in the Plan, which shall neither form part of such terms nor entitle him to take into account such participation in calculating any compensation or damages on the termination of his employment for any reason.

     (i)   No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Shares allotted and issued on exercise of an Option shall be subject to all provisions of the Memorandum and Articles of Association of the Company, shall rank in full for all entitlements, including dividends or other distributions declared or recommended in respect of the then existing Shares, the Record Date for which is on or after the relevant date upon which such exercise occurred, and shall in all other respects rank pari passu with other existing Shares then in use. For the purpose of this subsection, the term “Record Date” means the date fixed by the Company for the purposes of determining entitlements to dividends or other distributions to or rights of holders of Shares.

     (j)   Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of Singapore and, by his acceptance of an Award and/or exercise of any Option comprised therein, each Participant irrevocably submits to the non-exclusive jurisdiction of the courts of Singapore in relation to any legal action or proceedings arising out of or in connection with an Award and/or any Option comprised therein.

     (k)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l)   Other Laws. The Committee may refuse to issue any Shares or any other securities or other consideration, or transfer any issued Shares, any other securities or other consideration under an Award, if, acting in its sole discretion, it determines that the issuance or transfer of such Shares, other securities or other consideration might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to acquire or to sell Shares or other securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (m)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (n)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

     (o)   Disclaimer of Liability. Notwithstanding any provisions contained herein, the Committee and the Company shall not under any circumstances be held liable for any cost, losses, expenses and damages whatsoever and howsoever arising in any event, including but not limited to the Company’s delay in issuing the Shares.

     (p)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     Section 10.   Term of the Plan.

     (a)  Effective Date. The Plan shall be effective as of June 25, 2004.

     (b)  Expiration Date. No Award may be granted under the Plan after June 24, 2009. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, suspend, discontinue, cancel or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.